UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

New Mountain Net Lease Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56701	99-6897976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Amended Distribution Reinvestment Plan

On May 20, 2025, the board of trustees of New Mountain Net Lease Trust, a Maryland statutory trust (the “Company”), amended its distribution reinvestment plan (as amended, the “Distribution Reinvestment Plan”), effective as of May 20, 2025 (the “Effective Date”), to permit holders of Class I and Class F common shares to reinvest distributions into additional common shares of the applicable class. Under the Distribution Reinvestment Plan, subscribers of Class I and Class F common shares following the Effective Date will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Participants in the Distribution Reinvestment Plan will acquire common shares at a price equal to the most recently disclosed transaction price per common share of the applicable class on the date that the distribution is payable.

The foregoing description of the Distribution Reinvestment Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Reinvestment Plan, which is filed as Exhibit 4.1 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Distribution Reinvestment Plan
104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2025	New Mountain Net Lease Trust

	By:	/s/ Kellie Steele
	Name:	Kellie Steele
	Title:	Chief Financial Officer

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